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                                                                    EXHIBIT 23.5

December 12, 1996

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Richard P. Kerbert
Chief Financial Officer
Phonetel Technologies, Inc.
1127 Euclid Avenue, Suite 650
Cleveland, Ohio 44115-1601

Dear Richard:

     I hereby consent to the use by Phonetel Technologies, Inc. in the Prospectus constituting a part of its Form SB-2 registration statement filed pursuant to rule 462(b) of the Securities Act of 1933 of my audit report dated April 24, 1996 relating to the financial statements of International Payphones, Inc. (a Tennessee Corporation) as of and for the years ended December 31, 1995 and 1994.

     I also consent to the reference to our firm as "experts" in accounting and auditing.

Sincerely yours,

/s/  ERNEST M. SEWELL, CPA
Ernest M. Sewell, CPA